UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Market Street, Suite 1100, Philadelphia, Pennsylvania	19106
(Address of principal executive offices)	(Zip Code)

(877)-258-3722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to the Agreement and Plan of Merger, dated as of September 2, 2015 (the “Merger Agreement”), by and among Alteva, Inc., a New York corporation (the “Company”), MBS Holdings, Inc., a Delaware corporation (“Parent”), and Arrow Merger Subsidiary, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), on December 21, 2015 (the “Closing Date”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.  The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 2.01              Completion of Acquisition or Disposition of Assets.

The Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

In the Merger, (i) each common share, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”),  including each restricted share of Common Stock, which vested immediately prior to the Effective Time, was automatically cancelled and converted into the right to receive $4.70 in cash (the “Common Stock Merger Consideration”), less any applicable taxes required to be withheld, and (ii) each 5% Series Preferred Share of the Company, par value $100 per share, issued and outstanding immediately prior to the Effective Time, was automatically cancelled and converted into the right to receive $100 in cash, plus accrued but unpaid dividends through the Closing Date.

The descriptions of the Merger and the Merger Agreement contained in this Current Report on Form 8-K do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that trading in the Common Stock be suspended as of the close of business on the Closing Date. The Company also requested that NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the delisting of the Common Stock from NYSE.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable.  The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03              Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Common Stock were automatically cancelled and converted into the right to receive the Common Stock Merger Consideration.  At the Effective Time, all holders of Common Stock ceased to have any rights with respect thereto other than the right to receive such consideration.

The information set forth under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01              Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect wholly-owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $30 million, which was funded through a combination of equity and debt financing obtained by Parent.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of the directors of the Company resigned as directors of the Company. No director resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices.  In accordance with the Merger Agreement, at the Effective Time, the following directors of Merger Sub became the directors of the Company: Elizabeth F. Pharo, William P. Acker, III, Charles S. Caldwell, W. Sanders Pitman, James D. Davis, Harold B. Dunn, William J. Fox, III and Mike Gallagher.

In connection with the Merger, Brian Kelley departed from his position as Chief Executive Officer of the Company, and the following individuals were named as executive officers of the Company:

William J. Fox, III	-	President and Chief Executive Officer
Matthew G. Conroy	-	Vice President Finance and Chief Financial Officer

Item 8.01              Other Events.

On December 21, 2015, the Company issued a press release announcing the closing of the Merger. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
2.1

Agreement and Plan of Merger, dated September 2, 2015, by and among MBS Holdings, Inc., Arrow Merger Subsidiary, Inc. and Alteva, Inc. (incorporated by reference to Exhibit 2.1 to Alteva, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015)

99.1	Press release, dated December 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEVA, INC.

	By:	/s/ William J. Fox, III
Date: December 21, 2015		William J. Fox, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated September 2, 2015, by and among MBS Holdings, Inc., Arrow Merger Subsidiary, Inc. and Alteva, Inc. (incorporated by reference to Exhibit 2.1 to Alteva, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015)

99.1	Press release, dated December 21, 2015